UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2014

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, General Cable Corporation (the “Company”) announced that Emmanuel Sabonnadiere, Executive Vice President, President and Chief Executive Officer, Europe & Mediterranean, will transition from his current position for a period of up to six months.  This decision was made on March 14, 2014.  The Company has launched a formal search for a successor to Mr. Sabonnadiere.  During the transition period, Mr. Sabonnadiere will facilitate an orderly transfer of his duties while continuing in his current position under his current contract terms and conditions.  Mr. Sabonnadiere and the Company are in discussions on the terms of the transition.  After the transition period, it is contemplated that Mr. Sabonnadiere will continue to represent the Company as Chairman of the Board of its majority-owned, Algerian joint venture as well as assist the Company in technology, strategy and customer development.

Attached is a copy of the press release issued today by the Company relating to the European business transition.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

99	Press Release dated March 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

March 20, 2014	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit		Method
Number	Description	of Filing

99	General Cable Corporation Press Release dated March 20, 2014	Furnished Herewith